PRESS RELEASE

CONTACT:
Scott Eckstein
Financial Relations Board
212-827-3766

ZAIS FINANCIAL CORP. REPORTS FOURTH QUARTER 2013 RESULTS

Red Bank, NJ – March 5, 2014 – ZAIS Financial Corp. (NYSE: ZFC) (“ZAIS Financial” or the “Company”) today reported financial results for the three and twelve months ended December 31, 2013. The quarter ended December 31, 2013 was the third full quarter in which the Company operated as a public mortgage REIT following its initial public offering (“IPO”) completed on February 13, 2013.

FOURTH QUARTER 2013 AND RECENT HIGHLIGHTS

  GAAP net income of $9.0 million, or $0.98 per diluted weighted average share outstanding

  Core Earnings (a non-GAAP financial measure as defined below) of $3.0 million, or $0.31 per diluted weighted average share outstanding

  Fourth quarter regular cash dividend of $0.40 and an additional special cash dividend of $0.55 per share of the Company’s common stock and operating partnership unit (“OP unit”) were declared on December 19, 2013 and paid on January 15, 2014

  Book value per share of common stock and OP unit of $19.98 as of December 31, 2013, as compared with $19.92 as of September 30, 2013

  Issued $57.5 million of 8% Exchangeable Senior Notes due November 15, 2016 (“Notes”)

  Residential mortgage loan portfolio with an unpaid principal balance of $398.8 million and a fair value of $331.8 million, as of December 31, 2013

  Residential mortgage-backed securities (“RMBS”) consisting of non-Agency RMBS with a fair value of $226.2 million, as of December 31, 2013

    During the three months ended December 31, 2013, acquired non-Agency RMBS with a fair value of $41.0 million, as of December 31, 2013

  2.42x leverage ratio as of December 31, 2013

“We are very pleased with our fourth quarter performance which demonstrates the strength of our residential mortgage credit focused strategy, particularly our ability to grow book value while at the same time declaring a total of $0.95 per share in regular and special dividends,” commented Michael Szymanski, President and Chief Executive Officer of ZAIS Financial. “We continue to see attractive opportunities in the market and remain focused on positioning ZFC to benefit from the ongoing recovery and evolution of the residential mortgage market.”

FOURTH QUARTER 2013 RESULTS

ZAIS Financial reported GAAP net income for the three months ended December 31, 2013 of $9.0 million, or $0.98 per diluted weighted average share outstanding compared with net income of $2.6 million, or $0.90 per diluted weighted average share outstanding for the three months ended December 31, 2012. The increase was primarily related to an increase in net interest income of $3.9 million and an increase in other gains / (losses) of $3.0 million, partially offset by an increase in operating expenses of $0.5 million. For the three months ended December 31, 2013, the Company reported Core Earnings (which excludes changes in unrealized gains or losses on mortgage loans and real estate securities, realized gains or losses on mortgage loans and real estate securities, gains or losses on derivative instruments, and certain non-recurring adjustments) of $3.0 million, or $0.31 per diluted weighted average share outstanding compared with Core Earnings of $1.5 million, or $0.67 per diluted weighted average share outstanding for the quarter ended December 31, 2012. Core Earnings is a non-GAAP financial measure.

The Company had 7,970,886 and 2,071,096 shares of common stock outstanding as of December 31, 2013 and December 31, 2012, respectively.

The December 31, 2013 book value of $19.98 per share of common stock and OP unit increased from the September 30, 2013 book value per share of common stock and OP unit of $19.92. The December 31, 2013 book value includes $8.5 million in dividends payable related to the December 19, 2013 dividend declaration.

The Company earned interest income of $8.8 million for the three months ended December 31, 2013, compared with $2.2 million of interest income for the three months ended December 31, 2012. The increase in interest income was primarily due to the deployment of capital raised in the Company’s February IPO and the acquisition of whole loans, which increased interest income by $5.5 million. Other factors contributing to the increase in interest income included increases in the Company's average RMBS portfolio balance and the average RMBS portfolio yield, which raised interest income by $0.7 million and $0.4 million, respectively. The Company incurred interest expense of $3.1 million for this period, compared with $0.3 million for the three months ended December 31, 2012. The increase in interest expense was mainly due to an increase in borrowings from the loan repurchase facility used to finance the Company’s residential mortgage loan portfolio (the “Loan Repurchase Facility”), securities repurchase agreements used to finance the Company’s RMBS portfolio and the issuance of the Notes.

As of December 31, 2013, the weighted average net interest spread between the yield on the Company’s assets and the cost of funds, including the impact of interest rate hedging, was 3.91% for the Company’s mortgage loans and 4.61% for the Company’s non-Agency RMBS. As of December 31, 2012, the weighted average net interest spread between the yield on the Company’s assets and the cost of funds, including the impact of interest rate hedging, was 2.28% for the Company’s Agency RMBS and 5.47% for the Company’s non-Agency RMBS.

The Company incurred operating expenses of $2.7 million for the three months ended December 31, 2013, compared with $2.2 million for the three months ended December 31, 2012. The increase in expenses was attributable to several factors related to the Company’s IPO and transition to a public company. These factors included increases in professional fees, advisory fees and general and administrative expenses partially offset by a decrease in the interest on common stock repurchase liability. Professional fees increased by $0.8 million primarily due to work performed by the independent auditors for quarterly reviews and procedures performed for the 2013 annual financial statement audit. Advisory fees increased by $0.6 million due to an increase in stockholders’ equity resulting from the Company’s February 2013 IPO. General and administrative expenses increased by $0.5 million related to transaction costs, insurance expense, research fees, trustee fees and independent directors’ fees. Loan servicing fees increased by $0.5 million from the prior year period due to the acquisition of whole loans as the Company executed on its investment strategy. Increased expenses were partially offset by a decrease in interest on common stock repurchase liability of $1.8 million due to the repurchase of common stock in the first quarter of 2013.

PORTFOLIO SUMMARY

As of December 31, 2013, the Company held residential mortgage loans with an aggregate unpaid principal balance of $398.8 million and a fair value of $331.8 million and a diversified portfolio of non-Agency RMBS with a fair value of $226.2 million which consisted primarily of senior tranches that were originally highly rated but subsequently downgraded.

The Company acquired non-Agency RMBS with a principal balance of $50.0 million for $41.0 million and sold non-Agency RMBS with a principal balance of $9.3 million for $8.5 million during the fourth quarter. The Company did not purchase or sell any mortgage loans during the fourth quarter.

As of December 31, 2013, the Company held cash of $57.1 million primarily from the issuance of the Notes in November 2013 and, consequently, was not fully invested in its target assets contemplated by its long-term business plan.

LEVERAGE, DEBT AND HEDGING ACTIVITIES

As of December 31, 2013, ZAIS Financial had a leverage ratio of 2.42x. The Company had $430.7 million in aggregate borrowings outstanding as of December 31, 2013, under the Loan Repurchase Facility, four RMBS master repurchase agreements and the Notes. The Loan Repurchase Facility and RMBS master repurchase agreements are secured by portions of the Company’s mortgage loans and non-Agency RMBS, respectively, and bear interest at rates that have historically moved in close relationship to LIBOR. The Notes are the Company’s senior unsecured obligations and bear interest at a rate of 8% per year, payable semiannually in arrears on May 15th and November 15th of each year. The Notes mature on November 15, 2016.

As of December 31, 2013, the Company had outstanding interest rate swap agreements designed to mitigate the effects of increases in interest rates on a portion of its repurchase agreements. These interest rate swap agreements provide for the Company to pay fixed interest rates and receive floating interest rates indexed to LIBOR, effectively fixing the floating interest rates on $17.2 million of borrowings under its repurchase agreements as of December 31, 2013.

COMMON STOCK DIVIDEND

On December 19, 2013, the Company announced that its Board of Directors declared a regular cash dividend of $0.40 per share of the Company's common stock and OP unit for the three months ended December 31, 2013, and an additional special cash dividend of $0.55 per share of the Company’s common stock and OP unit. The Company declared the additional special cash dividend to distribute taxable income from 2013 attributable to the termination of interest rate swap contracts. The dividends were payable on January 15, 2014 to stockholders and OP unit holders of record as of the close of business on December 31, 2013.

The Company’s current policy is to pay quarterly distributions which will allow it to continue to qualify as a REIT. Taxable and GAAP earnings will typically differ due to differences in premium amortization and discount accretion, certain non-taxable unrealized and realized gains and losses, and non-deductible general and administrative expenses.

INVESTOR CONFERENCE CALL

Management will host a conference call today, March 5, 2014, at 10:00 a.m. eastern time to review the Company’s financial results. The number to call for this interactive teleconference is (480) 629-9835.

A replay of the conference call will be available through Wednesday March 12, 2014, by dialing (303) 590-3030 and entering the confirmation number, 4669315.

The live broadcast of the ZAIS Financial Corp. quarterly conference call will also be available online at the Company's website, www.zaisfinancial.com on Wednesday March 5, 2014, beginning at 10:00 a.m. eastern time. The online replay will follow shortly after the call and will be available for approximately one year.

FOURTH QUARTER INVESTOR PRESENTATION

The Company’s Fourth Quarter Investor Presentation – December 31, 2013, is available on the Company’s website at www.zaisfinancial.com. To access the presentation, select the Q4 2013 Earnings Presentation link on the “Investor Relations” page on the Company’s website.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles (“GAAP”), this press release includes certain non-GAAP financial information, including Core Earnings. Core Earnings is a non-GAAP measure that the Company defines as GAAP net income, excluding changes in unrealized gains or losses on mortgage loans and real estate securities, realized gains or losses on mortgage loans and real estate securities, gains or losses on derivative instruments and certain non-recurring adjustments.

The Company believes that providing investors with this non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because Core Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company’s presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

The following table reconciles net income computed in accordance with GAAP to Core Earnings:

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS

(Expressed in United States Dollars)	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income - GAAP	$9,000,455	$2,645,911	$7,553,465	$20,265,597

Recurring adjustments for non-core earnings:
Change in unrealized gain or loss on mortgage loans	(1,925,155)	-	(7,136,482)	-
Change in unrealized gain or loss on real estate securities	(2,783,091)	(2,130,448)	7,170,706	(17,793,339)
Realized (gain) on mortgage loans	(886,118)	-	(1,298,844)	-
Realized (gain) / loss on real estate securities	(313,626)	(915,581)	9,045,689	186,487
(Gain) / loss on derivative instruments	(125,147)	52,586	(5,614,815)	1,171,219
	2,967,318	(347,532)	9,719,719	3,829,964
One time adjustments for non-core earnings:
Common stock repurchase liability interest	-	1,827,350	-	1,827,350

Core Earnings - non-GAAP	$2,967,318	$1,479,818	$9,719,719	$5,657,314

Core Earnings - per diluted weighted average share outstanding - non-GAAP	$0.31	$0.67	$1.16	$2.04

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Expressed in United States Dollars)	December 31, 2013	December 31, 2012
Assets	(Unaudited)
Cash	$57,060,806	$19,061,110
Restricted cash	2,128,236	3,768,151
Mortgage loans, at fair value - $331,522,165 and $0 pledged as collateral, respectively	331,785,542	-
Real estate securities, at fair value - $183,722,511 and $133,538,998 pledged as collateral, respectively	226,155,221	170,671,683
Derivative assets, at fair value	284,454	-
Other assets	2,666,799	1,345,665
Receivable for real estate securities sold	-	6,801,398
Total assets	$620,081,058	$201,648,007
Liabilities
Loan repurchase facility	$236,058,976	$-
Securities repurchase agreements	138,591,678	116,080,467
Exchangeable Senior Notes	54,539,051	-
Payable for real estate securities purchased	-	6,195,767
Derivative liabilities, at fair value	1,471,607	1,144,744
Dividends and distributions payable	8,452,910	-
Accounts payable and other liabilities	1,828,947	1,820,581
Accrued interest payable	1,369,327	74,966
Common stock repurchase liability (515,035 shares of common stock)	-	11,190,687
Total liabilities	442,312,496	136,507,212

Stockholders’ equity
12.5% Series A cumulative non-voting preferred stock, $0.0001 par value; 50,000,000
shares authorized; zero shares and 133 shares issued and outstanding, respectively	-	-
Common stock $0.0001 par value; 500,000,000 shares authorized;
7,970,886 shares issued and 7,970,886 shares outstanding, and
2,586,131 shares issued and 2,071,096 shares outstanding, respectively	798	207
Additional paid-in capital	164,207,617	39,759,770
(Accumulated deficit) / retained earnings	(4,958,607)	5,281,941
Total ZAIS Financial Corp. stockholders' equity	159,249,808	45,041,918
Non-controlling interests in operating partnership	18,518,754	20,098,877
Total stockholders' equity	177,768,562	65,140,795
Total liabilities and stockholders' equity	$620,081,058	$201,648,007

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in United States Dollars)	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Mortgage loans	$5,486,170	$-	$10,470,435	$-
Real estate securities	3,287,169	2,181,801	15,947,892	9,398,319
Total interest income	8,773,339	2,181,801	26,418,327	9,398,319
Interest expense
Loan repurchase facility	1,867,254	-	3,612,167	-
Securities repurchase agreements	659,772	343,562	2,918,813	1,387,451
Exchangeable Senior Notes	563,539	-	563,539	-
Total interest expense	3,090,565	343,562	7,094,519	1,387,451
Net interest income	5,682,774	1,838,239	19,323,808	8,010,868
Other gains/(losses)
Change in unrealized gain or loss on mortgage loans	1,925,155	-	7,136,482	-
Change in unrealized gain or loss on real estate securities	2,783,091	2,130,448	(7,170,706)	17,793,339
Realized gain on mortgage loans	886,118	-	1,298,844	-
Realized gain/(loss) on real estate securities	313,626	915,581	(9,045,689)	(186,487)
Gain/(loss) on derivative instruments	125,147	(52,586)	5,614,815	(1,171,219)
Total other gains/(losses)	6,033,137	2,993,443	(2,166,254)	16,435,633
Expenses
Professional fees	906,889	110,042	3,490,135	1,247,370
Advisory fee - related party	726,180	149,304	2,629,815	877,825
Loan servicing fees	469,636	-	903,659	-
General and administrative expenses	612,751	99,075	2,580,480	228,359
Interest on common stock repurchase liability	-	1,827,350	-	1,827,350
Total expenses	2,715,456	2,185,771	9,604,089	4,180,904
Net income	9,000,455	2,645,911	7,553,465	20,265,597
Net income allocated to non-controlling interests	937,608	362,324	880,358	362,324
Preferred dividends	-	3,694	15,379	15,424
Net income attributable to ZAIS Financial Corp.
common stockholders and common stock repurchase liability	8,062,847	2,279,893	6,657,728	19,887,849
Income allocated to common stock repurchase liability	-	454,047	-	454,047
Net income attributable to ZAIS Financial Corp.
common stockholders	$8,062,847	$1,825,846	$6,657,728	$19,433,802
Net income per share applicable to common
stockholders - Basic	$1.01	$.90	$.92	$7.13
Net income per share applicable to common
stockholders - Diluted	$.98	$.90	$.92	$7.13
Weighted average number of shares of common stock:
Basic	7,970,886	2,018,302	7,273,366	2,724,252
Diluted	9,594,150	2,215,057	8,200,280	2,773,845

The following table sets forth certain information regarding the Company's mortgage loans as of December 31, 2013:

	Unpaid
	Principal	Premium	Amortized	Gross Unrealized (1)			Weighted Average
	Balance	(Discount)	Cost	Gains	Losses	Fair Value	Coupon	Yield(2)
Mortgage Loans
Performing
Fixed	$212,701,494	$(43,530,581)	$169,170,913	$7,842,598	$(3,558,171)	$173,455,340	4.56%	7.05%
ARM	170,178,466	(25,617,563)	144,560,903	5,088,302	(1,556,430)	148,092,775	3.76	6.67
Total performing	382,879,960	(69,148,144)	313,731,816	12,930,900	(5,114,601)	321,548,115	4.20	6.88
Non-performing(3)	15,948,537	(5,031,293)	10,917,244	456,024	(1,135,841)	10,237,427	5.06	8.03
Total Mortgage Loans	$398,828,497	$(74,179,437)	$324,649,060	$13,386,924	$(6,250,442)	$331,785,542	4.24%	6.91%
____________________

(1)	The Company has elected the fair value option pursuant to ASC 825 for its mortgage loans. The Company recorded a gain of $1.9 million for the three months ended December 31, 2013 and a gain of $7.1 million for the year ended December 31, 2013, as change in unrealized gain or loss on mortgage loans in the consolidated statements of operations.
(2)	Unleveraged yield.
(3)	Loans that are delinquent for 60 days or more are considered non-performing.

The following table sets forth certain information regarding the Company's RMBS as of December 31, 2013:

	Principal or
	Notional	Premium	Amortized	Gross Unrealized (1)			Weighted Average
	Balance	(Discount)	Cost	Gains	Losses	Fair Value	Coupon	Yield(2)
Real estate securities
Non-Agency RMBS
Alternative - A(3)	$160,590,487	$(80,206,745)	$80,383,742	$2,414,864	$(1,112,077)	$81,686,529	4.26%	6.77%
Pay option adjustable rate	34,374,028	(7,057,026)	27,317,002	464,756	(345,915)	27,435,843	0.76	6.80
Prime	109,136,108	(13,590,489)	95,545,619	3,751,248	(767,825)	98,529,042	4.77	6.45
Subprime	20,140,974	(1,894,417)	18,246,557	536,407	(279,157)	18,503,807	1.07	5.97
Total RMBS	$324,241,597	$(102,748,677)	$221,492,920	$7,167,275	$(2,504,974)	$226,155,221	3.80%	6.57%
____________________

(1)	The Company has elected the fair value option pursuant to ASC 825 for its real estate securities. The Company recorded gains of $2.8 million for the three months ended December 31, 2013, and a loss of $7.2 million for the year ended December 31, 2013, as change in unrealized gain or loss on real estate securities in the consolidated statements of operations.
(2)	Unleveraged yield.
(3)	Alternative – A RMBS includes an interest-only strip with a notional balance of $64.3 million.

The following table presents information about the Company's interest rate swap agreements as of December 31, 2013:

		Weighted	Weighted	Weighted
		Average Pay	Average	Average Years
Maturity	Notional Amount	Rate	Receive Rate	to Maturity
2023	$17,200,000	2.72%	0.24%	9.6
Total/Weighted average	$17,200,000	2.72%	0.24%	9.6

ABOUT ZAIS FINANCIAL CORP.

ZAIS Financial Corp. is a real estate investment trust (“REIT”) which invests in, finances and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. The Company is externally managed and advised by ZAIS REIT Management, LLC, a subsidiary of ZAIS Group, LLC. Additional information can be found on the Company's website at www.zaisfinancial.com.

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (the “SEC”), copies of which are available on the SEC's website,www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.